                                                                   EXHIBIT 10.18

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement ("Agreement") is dated and entered into this 12 day of June, 2000, by and among Advanced Glassfiber Yarns LLC, a Delaware corporation, ("COMPANY") and Robert Pistole, an individual residing in Aiken, South Carolina ("EMPLOYEE").

     In consideration of the promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EMPLOYEE and COMPANY agree as follows:

1.   Employment.
     ----------

     COMPANY hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment in the position of President of COMPANY (the "Position"), effective May 1, 2000, upon the terms and conditions hereinafter set forth.

2.   Services.
     --------

     During the term of employment hereunder, EMPLOYEE shall devote substantially all of his professional time and energy to the performance of his duties in the Position and shall use his best efforts in the performance of the same. COMPANY and EMPLOYEE agree that EMPLOYEE's duties in Position shall be determined by COMPANY as they may be altered at the discretion of the Board of Directors of COMPANY ("Board"), the Chairman of the Board, or the Chief Operating Officer of the majority owner of COMPANY. EMPLOYEE shall serve as a member of the Supervisory Board of Porcher Groupe. EMPLOYEE's office shall be located at the COMPANY's headquarters in Aiken, South Carolina. EMPLOYEE will not be required to relocate outside of the Aiken, South Carolina, area without his consent. After obtaining written approval from the Board, EMPLOYEE is authorized to serve on the board of directors of other organizations as long as such service and the activities of such boards are not inconsistent with the business objectives of the COMPANY.

3.   Compensation.
     ------------

     For and in consideration of the promises and covenants made herein and the services to be provided hereunder, COMPANY agrees to compensate EMPLOYEE as follows:

     (a)  Salary. COMPANY shall pay to EMPLOYEE an annual salary in the amount
          ------
     of Three Hundred Thousand and No/l00 Dollars ($300,000), less taxes and other normal withholdings. Said salary shall be paid to EMPLOYEE in accordance with COMPANY's regular payroll procedures. EMPLOYEE's annual salary shall be subject to consideration for increase on each anniversary of the date of the execution of this Agreement at the discretion of the Chairman Board of the COMPANY, taking into account EMPLOYEE's performance of his duties during the preceding year and other relevant factors. Any increase in the annual salary of EMPLOYEE is subject to the approval of the Board.

     (b)  Benefits. EMPLOYEE shall be entitled to receive or participate in all
          --------
     employment benefits or benefit plans generally made available by COMPANY to its employees, if any, to the same extent and under the same conditions as other covered employees. In addition to the benefits so described, EMPLOYEE shall be eligible for six weeks of paid vacation (exclusive of holidays and personal days made available to COMPANY employees in the ordinary course of business), eligible to participate in the Retiree Medical Plan as designated by the COMPANY, and be eligible for an automobile allowance of $700 per month. For purposes of participation in the COMPANY Retirement Plan only, EMPLOYEE's employment shall be considered to have commenced on January 1, 2000.

     (c)  Incentive Compensation. The EMPLOYEE shall participate in the
          ----------------------
     Incentive Compensation plan ("IC") at the participation level of 70% of the initial annual base salary reflected herein. The participation level of EMPLOYEE will also be subject to consideration for increase at the discretion of the Chairman of the Board at any time during the term of this Agreement and shall be subject to approval by the Board. COMPANY reserves the right to alter or amend the IC plan at its discretion, provided that the IC plan shall not be modified in a manner which adversely affects EMPLOYEE unless such modifications apply generally to other senior managers of COMPANY participating in the IC plan at the time.

     (d)  Signing Bonus. EMPLOYEE shall receiving a signing bonus of $50,000,
          -------------
     less taxes and other normal withholdings, to be paid to EMPLOYEE in two equal installments payable on September 1, 2000, and December 31, 2000.
     The amount of the signing bonus reflected herein shall be deducted from the IC payment for the first year of employment to the extent IC payment may be due for said year.

     (e)  Relocation. The COMPANY shall pay for the move and relocation of
          ----------
     EMPLOYEE and his family in accordance with the COMPANY's transferring homeowner's policy. COMPANY agrees that EMPLOYEE's boat will be prepared and moved in accordance with EMPLOYEE's wishes. COMPANY also agrees that, until such time as construction of EMPLOYEE's house is completed, the COMPANY will pay the temporary living expenses of EMPLOYEE which are estimated to be $1100 per month for rental property and other expenses. EMPLOYEE agrees to make reasonable efforts to ensure that the total cost of his relocation shall not exceed $100,000. COMPANY will assume responsibility for payment of reasonable expenses incurred in good faith over $100,000 but will review such amounts for reasonableness.

     (f)  Expenses. During the term of EMPLOYEE's employment hereunder, EMPLOYEE
          --------
     shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by him in performing services hereunder including all expense of travel and living expenses while away from home on business or at the request of and in service of the COMPANY; provided that such expenses are incurred and accounted for in accordance with the policy and procedures established by the COMPANY as approved by the Board.

     (g)  Indemnification. COMPANY shall indemnify and provide reasonable
          ---------------
     advances for expenses to EMPLOYEE to the fullest extent provided by its bylaws as interpreted under the law of the State of Delaware. In addition, if EMPLOYEE is made a party or threatened to be made a party to any potential, pending or completed action, suit or other legal proceeding, whether civil, criminal administrative or investigative, by reason of the fact that EMPLOYEE is or was an officer, director, or employee of COMPANY or any subsidiary or affiliate thereof in which capacity EMPLOYEE is or was serving at the COMPANY's request, EMPLOYEE shall be indemnified against expenses (including reasonable attorney's fees and costs), judgments, fines, and amounts paid and incurred by him in connection with such action, suit, or proceeding. Notwithstanding any of the foregoing, EMPLOYEE shall not be entitled to any indemnification if he committed fraud or similar misconduct in relation to the underlying matter or allegations giving rise to EMPLOYEE's claimed right of indemnification.

4.   Term and Termination.
     --------------------

     EMPLOYEE's employment with COMPANY began on May 1, 2000, and shall continue through December 31, 2002, unless terminated earlier as provided in this Agreement. The parties hereto acknowledge and agree that this Agreement shall be terminated upon the occurrence of any of the following events:

     (a) EMPLOYEE's death, in which event EMPLOYEE shall be entitled to no further salary, incentive pay, or other compensation or benefits except as may be provided by applicable benefit plans.

     (b) EMPLOYEE becoming or remaining Disabled for substantially continuous period of three (3) months. For purposes of subparagraphs (b) and (c), the term "Disabled" shall mean EMPLOYEE's inability to perform the essential functions of his position with or without reasonable accommodation. In the event of termination under this subparagraph (b), medical and other benefits shall continue to the extent provided by the applicable plan(s). Except as so stated, in the event EMPLOYEE's employment is terminated under this subparagraph (b), EMPLOYEE shall be entitled to no further salary, incentive payment, or other compensation or benefits.

     (c)  Mutual written agreement between COMPANY and EMPLOYEE to terminate.

     (d) Immediately upon written notice of termination from COMPANY "for cause." For purposes of this Agreement, a termination shall be considered to be "for cause" if it results from: (i) any act of fraud, misappropriation, dishonesty, embezzlement, or similar misconduct by EMPLOYEE against the interest of COMPANY; (ii) EMPLOYEE's conviction of a felony or any crime involving moral turpitude; or (iii) gross negligence or neglect by EMPLOYEE in the performance of his duties (other than any such failure resulting from EMPLOYEE being Disabled or EMPLOYEE's death). In the event of termination "for cause," EMPLOYEE's compensation and other benefits set forth in this Agreement (other than benefits which have accrued but not been paid) shall terminate.

     (e) Upon written notice from the COMPANY for any reason other than as set forth in subparagraphs 4(a), (b), (c) or (d) of this Agreement. Termination under this provision shall be referred to as "without cause." If terminated under this subparagraph (e), EMPLOYEE shall be paid within thirty (30) days of the date of termination an amount equal to 100% of EMPLOYEE's base salary at the time of termination plus an amount equal to 70% of the maximum amount of IC plan pay which EMPLOYEE was eligible to receive in relation to the year in which the termination occurs.

     (f) EMPLOYEE may terminate his employment with COMPANY by providing notice in writing to the Chairman of the Board no less than ninety (90) days prior to the effective date of such termination. If notice is provided as called for herein, COMPANY shall pay to EMPLOYEE the remainder of his signing bonus, if any, when due as set forth in paragraph 3(d) hereof, as well as any expenses which may remain owing in accordance with paragraph 3(f) hereof. Except as set forth in this subparagraph (f) and any applicable benefit plan, EMPLOYEE shall be due no further salary, incentive payment or other compensation or benefit in the event EMPLOYEE terminates his employment with COMPANY. Nothing in this subparagraph (f) shall, however, alter or prejudice any rights EMPLOYEE may have under subparagraph (g) hereof in the event EMPLOYEE terminates his employment under the provisions of and in accordance with subparagraph (g) hereof.

     (g) EMPLOYEE may resign his employment with "Good Reason" if he resigns within ninety (90) days immediately following the occurrence of the Good Reason provided, however, that EMPLOYEE must give written notice to the Chairman of the Board of the COMPANY of the existence of Good Reason and the opportunity to cure at least thirty (30) days prior to resignation. In the event of EMPLOYEE's resignation for Good Reason within ninety (90) days immediately following the occurrence of a Good Reason, EMPLOYEE shall be entitled to severance pay of a lump sum equal to twelve (12) months of base salary at his then-current rate plus the maximum incentive bonus otherwise due for the current year. For purposes of this Agreement, "Good Reason" shall arise if, after a Change of Control, as defined below, COMPANY assigns to EMPLOYEE, without the consent of EMPLOYEE, duties materially inconsistent with EMPLOYEE's position in COMPANY, removes EMPLOYEE from executive job status, reduces EMPLOYEE's base salary, or reduces EMPLOYEE's benefits in a material manner. Notwithstanding anything else set forth in this subparagraph (g), however, any payment due EMPLOYEE under this subparagraph
     (g) shall be reduced by any amounts paid or accrued for the benefit of EMPLOYEE during his first twelve (12) months of employment, either directly or indirectly, with any entity obtaining control as the result of a Change in Control as defined below.

     As used herein, "Change in Control" means and includes the occurrence of any one of the following events:

         (1) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director after the date of this Agreement and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the COMPANY in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

         (2) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the COMPANY representing more than 50% of the combined voting power of the COMPANY's then outstanding securities eligible to vote for the election of the Board (the "COMPANY Voting Securities"); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change in Control of the COMPANY by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the date of this Agreement the beneficial owner of more than 50% of the outstanding COMPANY Voting Securities, (B) an acquisition by the COMPANY which reduces the number of COMPANY Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 50% of the outstanding COMPANY Voting Securities; provided, that if after such acquisition by the COMPANY such person becomes the beneficial owner of additional COMPANY Voting Securities that increases the percentage of outstanding COMPANY Voting Securities beneficially owned by such person, a Change in Control of the COMPANY shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the COMPANY or any parent or subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (3) below), or (F) a transaction (other than the one described in paragraph (3) below) in which COMPANY Voting Securities are acquired from the COMPANY, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the COMPANY under this paragraph (2); or

         (3) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the COMPANY that requires the approval of the COMPANY's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the COMPANY's assets to an entity that is not an affiliate of the COMPANY (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the COMPANY (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the COMPANY Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such COMPANY Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of more than 50% of the outstanding COMPANY Voting Securities) is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

         (4) approval by the stockholders of the COMPANY of a complete liquidation or dissolution.

5.   Non-disclosure of Confidential Information.
     ------------------------------------------

     (a)  Definitions.
          -----------

     The following definitions shall apply to this Agreement:

     .    "Trade Secrets" means all secret, proprietary or confidential information regarding COMPANY or its business, including any and all information not generally known to, or ascertainable by, persons not employed by COMPANY, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to COMPANY. Such information shall include, but not be limited to, financial information, strategic plans and forecasts, marketing plans and forecasts, customer lists, mailing lists, computer software (including without limitation, source code, object code and manuals), customer billing or order information, technical information regarding COMPANY's products or services, prices offered to or paid by customers, purchase and supply information, current and future development and expansion or contraction plans of COMPANY, sales and marketing plans and techniques, information concerning personnel assignments and operations of COMPANY and matters concerning the financial affairs, future plans and management of COMPANY. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of COMPANY.

     .    "Confidential Information" means information, other than Trade
  Secrets, which relates to COMPANY, COMPANY's activities, COMPANY's business or COMPANY's suppliers or customers that is not generally known by persons not employed by COMPANY and which is or has been disclosed to EMPLOYEE or of which EMPLOYEE became aware as a consequence of or through his relationship to COMPANY. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right of COMPANY.

     .    "Documents" means originals or copies of handbooks, manuals, files, memoranda, correspondence, notes, photographs, slides, overheads, audio or visual tapes, cassettes, or disks, and records maintained on computer or other electronic media.

     (b)  Covenant Regarding Non-disclosure of Trade Secrets or Confidential
          ------------------------------------------------------------------
          Information.
          -----------

     EMPLOYEE covenants and agrees that: (i) during his employment with COMPANY he will not use or disclose any Trade Secrets or Confidential Information of COMPANY other than as necessary in connection with the performance of his duties as an employee of COMPANY; and (ii) for a period of two (2) years immediately following the termination of his employment with COMPANY, EMPLOYEE shall not, directly or indirectly, transmit or disclose any Trade Secret or Confidential Information of COMPANY to any person and shall not make use of any such Trade Secret or Confidential Information, directly or indirectly, for himself or others, without the prior written consent of COMPANY, except for a disclosure that is required by any law or order, in which case EMPLOYEE shall provide COMPANY prior written notice of such requirement and an opportunity to contest such disclosure. However, to the extent that such information is a "trade secret" as that term is defined under a state or federal law, this subparagraph is not intended to, and does not, limit COMPANY's rights or remedies thereunder and the time period for prohibition on disclosure or use of such information is until such information becomes generally known to the public through the act of one who has the right to disclose such information without violating a legal right of COMPANY.

     (c)  Return of Information.
          ---------------------

     EMPLOYEE agrees that he shall return all Trade Secrets, Confidential Information or other property of COMPANY immediately upon the termination of his employment with COMPANY, including all handbooks, training materials, reports, policy statements, programs, customer lists, mailing lists and other documents provided by COMPANY or acquired by EMPLOYEE as a result of his employment with COMPANY, and all copies thereof.

6.   Inventions and Other Developments.
     ---------------------------------

     All inventions, formulas, techniques, processes, concepts, systems and programs, mailing lists and customer lists and compilations, whether or not patented or patentable, made or conceived, individually or in conjunction with others, by EMPLOYEE during the term of his employment with COMPANY that relate to activities or proposed activities of COMPANY or that result from work performed by EMPLOYEE for COMPANY are the sole and exclusive property of COMPANY. EMPLOYEE further agrees that, upon request by COMPANY, he will assign title to any such inventions, formulas, techniques, processes, concepts, systems and programs, and lists and compilations to COMPANY and will sign any and all documents necessary to effect such assignment.

7.   Non-solicitation of Customers Covenant.
     --------------------------------------

     To protect the Trade Secrets, Confidential Information and goodwill of COMPANY, EMPLOYEE agrees that, during his employment and for a period of two (2) years immediately following the termination of his employment with COMPANY, that he will not, without the prior written permission of COMPANY, directly or indirectly, for himself or on behalf of any other person, partnership, firm or corporation, solicit, divert away, attempt to solicit or divert away any Customer, or Potential Customer, of COMPANY for purposes of providing or selling products or services that are similar to or competitive with those provided by COMPANY, if COMPANY is then still engaged in the provision or sale of that type of good or service. For purposes of this covenant, "Customer" means any individual or entity to whom COMPANY has provided goods or services and with whom EMPLOYEE had, alone or in conjunction with others, Material Contact during the twelve (12) months prior to the termination of EMPLOYEE's employment, and "Potential Customer" means any individual or entity to whom COMPANY has actively sought to sell products or services within the twelve (12) months immediately prior to the termination of EMPLOYEE's employment and with whom EMPLOYEE had Material Contact on COMPANY's behalf during that same time period. For purposes of this covenant, EMPLOYEE had "Material Contact" with a customer if (i) EMPLOYEE had business dealings with the customer on COMPANY's behalf; (ii) EMPLOYEE was responsible for supervising or coordinating the dealings between the customer and COMPANY; or (iii) EMPLOYEE obtained trade secrets or confidential information (such terms having the same meanings as defined in Paragraph 5, but in each case relating to the Customer or Potential Customer) about the customer as a result of EMPLOYEE's association with COMPANY.

8.   Non-recruitment of Employees Covenant.
     -------------------------------------

     EMPLOYEE agrees that he will not, for so long as he is employed by COMPANY and for a period of two (2) years immediately following the termination of his employment, solicit or induce, or attempt to solicit or induce, any employee of the COMPANY to terminate his or her relationship with COMPANY or to enter into an employment or agency relationship with EMPLOYEE or with any other person or entity other than COMPANY.

9.   Relief.
     ------

     EMPLOYEE acknowledges that the covenants and promises contained in this Agreement are reasonable and necessary means of protecting and preserving COMPANY's goodwill and its interest in the confidentiality and proprietary value of its Trade Secrets and Confidential Information. EMPLOYEE further acknowledges that the same are reasonable and necessary means of protecting itself from unfair competition by EMPLOYEE. EMPLOYEE agrees that any breach of these covenants or promises will leave COMPANY with no adequate remedy at law and will cause COMPANY to suffer irreparable damage and injury. EMPLOYEE further agrees that any breach of these covenants or promises will entitle COMPANY to injunctive relief in aid of arbitration in any court of competent jurisdiction without the necessity of posting any bond. EMPLOYEE also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable in arbitration by COMPANY as a result of such breach. EMPLOYEE agrees that he will be liable to COMPANY for all reasonable attorneys' fees and expenses which may be incurred by COMPANY in enforcing its rights under this paragraph 9.

     EMPLOYEE further agrees that no failure or delay by COMPANY in exercising, enforcing or asserting any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, power or privilege.

10.  Severability.
     ------------

     The covenants and other provisions set forth in paragraphs 5 through 8 of this Agreement shall be considered and construed as separate and independent covenants and provisions. Should any such covenant or provision, or any part thereof, be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other such covenant or provision of this Agreement. If any portion of such covenants or provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities or definition of information covered is invalid or unreasonable in scope, the invalid or unreasonable term shall be eliminated, redefined, or replaced with a new enforceable term such that the intent of COMPANY and EMPLOYEE in agreeing to the covenants and provisions of this Agreement will not be impaired and the covenant or provision in question shall be enforceable to the fullest extent of the applicable laws.

11.  Disputes and Governing Law.
     --------------------------

     (a) COMPANY and EMPLOYEE agree that any dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowable by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration. Either party may notify the other party of the existence of a dispute by written notice. The parties shall thereafter attempt in good faith to resolve their differences within the thirty (30) days after the receipt of such notice. If the dispute cannot be resolved within the thirty (30) day period, either party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. Three arbitrators shall be appointed through the American Arbitration Association's procedures to resolve the dispute. The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgment of a court of competent jurisdiction in the state of South Carolina or any other court having jurisdiction.

     (b) COMPANY and EMPLOYEE agree that, except as otherwise stated expressly herein, this agreement shall be interpreted under the laws of the state of South Carolina.

12.  Assignment.
     ----------

     This Agreement may not be assigned by EMPLOYEE to any other person or entity but may be assigned by COMPANY at its discretion.

13.  Titles.
     ------

     The titles, headings and captions used in this Agreement are for convenience of reference only and shall in no way limit, define, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

14.  Entire Agreement.
     ----------------

     This Agreement is intended by the Parties hereto to be the final expression of their agreement with respect to the subject matter hereof and represents the complete and exclusive statement of the terms of their agreement. There have been no offers or inducements regarding the making of this Agreement except as set forth below. Except as expressly noted herein, this Agreement supersedes any former agreements between the parties governing the same subject matter. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the undersigned set their hands and seals this 12th day of June, 2000.


Advanced Glassfiber Yarns LLC                Robert G. Pistole



By: /s/ Robert Porcher                       /s/ Robert G. Pistole
   ---------------------------               -------------------------
NAME:  Robert Porcher                        Robert G. Pistole
TITLE: Chairman of the Board